NL INDUSTRIES ANNOUNCES QUARTERLY DIVIDEND

FOR THE FOURTH QUARTER OF 2024 AT $.08 PER SHARE

DALLAS, TEXAS – October 31, 2024 –  NL Industries, Inc. (NYSE: NL) today announced that its board of directors has declared a quarterly dividend of eight cents ($0.08) per share on its common stock, payable on December 17, 2024 to shareholders of record at the close of business on November 29, 2024.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700